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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Stockholders
Pilot Network Services, Inc.

We consent to the incorporation herein by reference of our report dated May
29, 1998, except for Note 6 which is as of August 5, 1998, related to the balance sheets of Pilot Network Services, Inc. as of March 31, 1997 and March 31, 1998, and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended March 31, 1998, which report appears in the Registration Statement on Form S-1 (File No. 333-57453), of Pilot Network Services, Inc.


                                        /s/ KPMG Peat Marwick LLP


Oakland, California
August 11, 1998